As filed with the Securities and Exchange Commission on July 3, 2012

Registration No. 333--

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

HUDSON TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

New York	13-3641539
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)

P.O. Box 1541

One Blue Hill Plaza

Pearl River, NY 10965

Telephone: (845) 735-6000

(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

Kevin J. Zugibe, Chairman and Chief Executive Officer

Hudson Technologies, Inc.

P.O. Box 1541

One Blue Hill Plaza

Pearl River, NY 10965

Telephone: (845) 735-6000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Robert J. Mittman, Esq.

Richard DiStefano, Esq.

Blank Rome LLP

405 Lexington Avenue

New York, NY 10174

Telephone: (212) 885-5000

Facsimile: (212) 885-5001

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after this Registration Statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: 

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. 

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. 

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. 

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. 

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer", "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer  Accelerated filer 

Non-accelerated filer  (Do not check if a smaller reporting company) Smaller reporting company ☒

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee
Common Stock, par value $.01 per share, to be issued and sold by the Registrant upon exercise of outstanding public warrants	1,168,750 (1)	$2.60(2)	$3,038,750(2)	$348.25

Total:				$348.25

(1)

Represents shares of the Registrant's common stock issuable upon exercise of outstanding warrants originally issued by the Registrant on July 7, 2010 pursuant to a prospectus dated September 5, 2008, and a related prospectus supplement dated July 1, 2010 (Registration No. 333-151973). In accordance with Rule 416(a) under the Securities Act of 1933, as amended (the "Securities Act"), the Registrant is also registering hereunder an indeterminate number of shares that may be issued resulting from stock splits, stock dividends or similar transactions.

(2)	The price is estimated in accordance with Rule 457(g) under the Securities Act solely for the purpose of calculating the registration fee and represents the exercise price of the warrants.

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment with specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. The securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell nor does it seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED JULY 3, 2012

PROSPECTUS

HUDSON TECHNOLOGIES, INC.

1,168,750 Shares of Common Stock

This prospectus relates to the offer and sale by us of up to 1,168,750 shares of our common stock that are issuable upon the exercise of warrants originally issued by us on July 7, 2010 pursuant to a prospectus dated September 5, 2008, and a related prospectus supplement dated July 1, 2010 (the "warrants"). Each warrant is exercisable at any time until July 7, 2016.

We will receive the proceeds from any cash exercises of the warrants. Our common stock is traded on the Nasdaq Capital Market under the trading symbol "HDSN." On June 29, 2012, the last reported sale price of our common stock on the Nasdaq Capital Market was $4.12 per share.

Investing in our securities involves risks. See the risks and uncertainties described under the heading "Risk Factors" contained herein and in the other documents that are incorporated by reference into this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is                  , 2012.

You should rely only on the information contained or incorporated by reference in this prospectus. We have not authorized anyone to provide you with information different from that contained in this prospectus. If anyone provides you with different or inconsistent information, you should not rely on it. We are not offering to sell shares of common stock or seeking offers to buy shares of common stock in any jurisdiction where offers and sales are not permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or any sale of the common stock offered hereby.

PROSPECTUS SUMMARY

This summary is a brief discussion of material information contained in, or incorporated by reference into, this prospectus as further described below. This summary does not contain all of the information that you should consider before investing in our securities. We urge you to read carefully this entire prospectus and the documents incorporated by reference into this prospectus before making an investment decision.

About Hudson Technologies, Inc.

We are a refrigerant services company providing innovative solutions to recurring problems within the refrigeration industry. Our products and services are primarily used in commercial air conditioning, industrial processing and refrigeration systems, including (i) refrigerant sales, (ii) refrigerant management services consisting primarily of reclamation of refrigerants and (iii) RefrigerantSide® Services performed at a customer's site, consisting of system decontamination to remove moisture, oils and other contaminants. In addition, RefrigerantSide® Services include predictive and diagnostic services for industrial and commercial refrigeration applications designed to predict potential catastrophic problems and identify inefficiencies in an operating system. Our Chiller Chemistry®, Chill Smart®, Fluid Chemistry, and Performance Optimization are predictive and diagnostic service offerings. As a component of our products and services, we also participate in the generation of carbon offset projects. We operate through our wholly-owned subsidiary, Hudson Technologies Company. Unless the context requires otherwise, references to the "Company", "Hudson", "we", "us", "our", or similar pronouns refer to Hudson Technologies, Inc. and its subsidiaries.

We were incorporated under the laws of the State of New York. Our executive offices are located at One Blue Hill Plaza, Pearl River, New York and our telephone number is (845) 735-6000.

Our web site address is www.hudsontech.com. We have included our web site address in this document as an inactive textual reference only, and the information contained in, or that can be accessed through, our web site does not constitute part of this prospectus.

The Offering

This offering involves the offer and sale by us of up to 1,168,750 shares of our common stock that are issuable upon the exercise of the warrants at an exercise price of $2.60 per share. Each warrant is exercisable at any time until July 7, 2016. We will receive the proceeds from any cash exercises of the warrants. Upon exercise of the warrants for cash, the holders of the warrants would pay us the exercise price per share of common stock, or an aggregate of approximately $3,038,750 if the warrants are exercised in full for cash.

Use of Proceeds

We intend to use the net proceeds from this offering, if any, for working capital and/or general corporate purposes. See "Use of Proceeds" on page 3 of this prospectus.

NASDAQ Capital Market Listing

Our common stock is listed on the NASDAQ Capital Market under the symbol "HDSN."

Risk Factors

The securities offered by this prospectus are speculative and involve a high degree of risk and investors purchasing securities should not purchase the securities unless they can afford the loss of their entire investment. See "Risk Factors" beginning on page 2 of this prospectus.

RISK FACTORS

Any investment in our securities involves a high degree of risk. You should consider carefully the risk factors described in our periodic reports filed with the Securities and Exchange Commission, or SEC, including the risks, uncertainties and assumptions discussed under the heading "Risk Factors" included in our most recent annual report on Form 10-K, as such may be revised or supplemented prior to the completion of this offering by more recently filed quarterly reports on Form 10-Q, each of which is or upon filing will be incorporated herein by reference, and which may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future, as well as other information in this prospectus and the documents incorporated by reference herein before purchasing any of our securities. Each of these risk factors could adversely affect our business, operating results and financial condition, as well as adversely affect the value of an investment in our securities. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair our business, operating results, prospects or financial condition. The risks discussed below also include forward-looking statements and our actual results may differ substantially from those discussed in these forward-looking statements.

Additional Risks Relating to This Offering

We will have broad discretion over the use of the proceeds to us from this offering and may apply the proceeds to uses that do not improve our operating results or the value of your securities.

We will have broad discretion to use the net proceeds to us from this offering, if any, and investors will be relying solely on the judgment of our board of directors and management regarding the application of these proceeds. Although we expect to use the net proceeds from this offering for working capital and/or general corporate purposes, we have not allocated these net proceeds for specific purposes. Investors will not have the opportunity, as part of their investment decision, to assess whether the proceeds are being used appropriately. Our use of the proceeds may not improve our operating results or increase the value of the securities being offered hereby.

Because many of our existing investors may have paid substantially less than the offering price for the shares to be sold in this offering when they purchased their shares, new investors will incur immediate and substantial dilution in their investment.

Investors purchasing shares of common stock in this offering will incur immediate and substantial dilution in net tangible book value per share because the price that new investors pay will be substantially greater than the net tangible book value per share of the shares acquired.  This dilution is due in large part to the fact that many of our existing investors paid substantially less than the offering price for the shares to be sold in this offering when they purchased their shares of common stock.

You may experience future dilution as a result of future equity offerings.

In order to raise additional capital, we may in the future offer additional shares of our common stock or other securities convertible into or exchangeable for our common stock at prices that may not be the same as the price per share in this offering. We may sell shares or other securities in any other offering at a price per share that is less than the price per share paid by investors in this offering, and investors purchasing shares or other securities in the future could have rights superior to existing stockholders. The price per share at which we sell additional shares of our common stock, or securities convertible or exchangeable into common stock, in future transactions may be higher or lower than the price per share paid by investors in this offering.

Future sales of substantial amounts of common stock in the public market, or the perception that such sales may occur, could adversely affect the market price of our common stock.

The holders of the warrants will not be restricted as to the price or prices at which they may sell their shares upon exercise of the warrants. Sales of shares by such holders may depress the market price of our common stock since the number of shares which may be sold by them may be relatively large compared to the historical average weekly trading of our common stock. Accordingly, if the holders of the warrants were to sell, or attempt to sell, all or a substantial portion of such shares at once or during a short time period, we believe such transactions could adversely affect the market price of our common stock.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference herein contain statements that we believe are "forward-looking statements" as that term is used in the Private Securities Litigation Reform Act of 1995 and are intended to enjoy protection of the safe harbor for forward-looking statements provided by that Act. These forward-looking statements are based on our current expectations, assumptions, estimates and projections about our business and our industry. Forward-looking statements include statements regarding our future financial position, performance and achievements, business strategy, and plans and objectives of management for future operations.

In some cases, you can identify forward-looking statements by terms such as "may," "should," "will," "could," "estimate," "project," "predict," "potential," "continue," "anticipate," "believe," "plan," "seek," "expect," "future" and "intend" or the negative of these terms or other comparable expressions which are intended to identify forward-looking statements. These statements are only predictions and are not guarantees of future performance. They are subject to known and unknown risks, uncertainties and other factors, some of which are beyond our control and difficult to predict and could cause our actual results to differ materially from those expressed or forecasted in, or implied by, the forward-looking statements. In evaluating these forward-looking statements, you should carefully consider the risks and uncertainties referred to under the caption "Risk Factors" above and elsewhere in this prospectus, including those described in documents incorporated by reference herein. Given these uncertainties, you should not place undue reliance on these forward-looking statements. In addition, these forward-looking statements reflect our view only as of the date they are made.

Except as required by law, we assume no obligation to update these forward-looking statements publicly, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future.

All forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by these cautionary statements.

USE OF PROCEEDS

We will receive the proceeds from any cash exercises of the warrants. The holders of the warrants are not obligated to exercise their warrants and we cannot predict whether holders will choose to exercise all or any of their warrants. We intend to use the net proceeds from this offering, if any, for working capital and/or general corporate purposes.

We will pay certain expenses related to the registration of the offer and sale or resale of the shares of our common stock pursuant to the registration statement of which this prospectus forms a part. The holders of shares issuable upon exercise of the warrants will be responsible for all other costs and expenses in connection with the sale of their shares of common stock, including brokerage commissions or dealer discounts.

Pending their ultimate use, we intend to invest the net proceeds in money market funds and government backed debt securities.

DESCRIPTION OF CAPITAL STOCK

The following description summarizes the material terms of our capital stock. This summary is, however, subject to the provisions of our certificate of incorporation, as amended, and any applicable certificate of designations for a series of preferred stock, and the provisions of applicable law.

Common Stock

Hudson is authorized to issue 50,000,000 shares of common stock. As of June 29, 2012, there were 23,873,392 shares of common stock outstanding.

The holders of common stock are entitled to one vote for each share held of record on all matters to be voted on by stockholders. There is no cumulative voting with respect to the election of directors, with the result that the holders of more than 50% of the shares voting for the election of directors can elect all of the directors then up for election. The holders of common stock are entitled to receive dividends when, as and if declared by our board of directors out of funds legally available therefor. In the event of liquidation, dissolution or winding up of Hudson, the holders of common stock are entitled to share in all assets remaining which are available for distribution to them after payment of liabilities and after provision has been made for each class of stock, if any, having preference over the common stock. Holders of shares of common stock have no conversion, preemptive or other subscription rights, and there are no redemption provisions applicable to the common stock. All of the outstanding shares of common stock are fully paid and non-assessable.

Our common stock is listed on the NASDAQ Capital Market under the symbol "HDSN." The transfer agent and registrar for the common stock is Continental Stock Transfer & Trust Company, New York, New York.

Preferred Stock

Hudson is authorized to issue 5,000,000 shares of preferred stock. As of June 29, 2012, there were 150,000 shares of preferred stock designated as Series A Convertible Preferred Stock and no shares of preferred stock outstanding. Hudson has no intent to issue any shares of its Series A Convertible Preferred Stock.

Under our certificate of incorporation, as amended, we have the authority to issue 5,000,000 shares of preferred stock. The authorized preferred stock can be issued from time to time in one or more series. Our board of directors has the power, without stockholder approval, to issue shares of one or more series of preferred stock, at any time, for such consideration and with such relative rights, privileges, preferences and other terms as the board may determine, including terms relating to dividend rates, redemption rates, liquidation preferences and voting, sinking fund and conversion or other rights. The rights and terms relating to any new series of preferred stock could adversely affect the voting power or other rights of the holders of the common stock or could be utilized, under certain circumstances, as a method of discouraging, delaying or preventing a change in control of Hudson.

Anti-Takeover Considerations and Special Provisions of our Certificate of Incorporation and our By-laws

A number of provisions of both our certificate of incorporation, as amended, and our amended and restated by-laws concern matters of corporate governance and the rights of our stockholders. Our board of directors is divided into two classes. Each class is to have a term of two years, with the term of each class expiring in successive years, and is to consist, as nearly as possible, of one-half of the number of directors constituting the entire board. Under certain circumstances, at least two annual meetings of stockholders, instead of one, may be required to effect a change in a majority of our board of directors. The classification of our board into two separate classes could discourage, delay, or prevent a takeover of us thereby preserving control by the current stockholders. In addition, provisions that grant our board of directors the ability to issue shares of preferred stock and to set the voting rights, preferences and other terms thereof may discourage takeover attempts that are not first approved by our board of directors, including takeovers which may be considered by some stockholders to be in their best interests. Certain provisions could delay or impede the removal of incumbent directors or the assumption of control by stockholders, even if such removal or assumption would be beneficial to our stockholders. These provisions also could discourage or make more difficult a merger, tender offer or proxy contest, even if they could be favorable to the interests of stockholders, and could potentially depress the market price of our common stock. Our board of directors believes that these provisions are appropriate to protect our interests and the interests of our stockholders.

PLAN OF DISTRIBUTION

The shares of common stock issuable upon exercise of the warrants referenced on the cover page of this prospectus will be offered solely by us and will be issued and sold upon the exercise of the warrants. For the holders of warrants to exercise such warrants, the shares issuable upon exercise must either be registered under the Securities Act, or exempt from registration. If a registration statement registering the issuance of the shares of common stock underlying the warrants under the Securities Act is not effective or available for the issuance of such shares, the holder may, in its sole discretion, elect to exercise the warrant through a cashless exercise, in which case the holder would receive upon such exercise the net number of shares of common stock determined according to the formula set forth in the warrant. No fractional shares of common stock will be issued in connection with the exercise of a warrant. In lieu of fractional shares, we will pay the holder an amount in cash equal to the fractional amount multiplied by the market value of a share of common stock.

We will pay certain expenses related to the registration of the offer and sale of the shares of our common stock pursuant to the registration statement of which this prospectus forms a part. The holders of shares issuable upon exercise of the warrants will be responsible for all other costs and expenses in connection with the sale of their shares of common stock, including brokerage commissions or dealer discounts.

We may suspend the use of this prospectus for any period and at any time, including, without limitation, in the event of pending corporate developments, public filings with the SEC, and similar events.

LEGAL MATTERS

The validity of the securities being offered by this prospectus will be passed upon for us by Blank Rome LLP, New York, New York.

EXPERTS

The financial statements as of December 31, 2011 and 2010 and for each of the years then ended incorporated by reference herein have been so incorporated in reliance on the report of BDO USA, LLP, an independent registered public accounting firm, incorporated herein by reference, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the informational requirements of the Securities Exchange Act of 1934 ("Exchange Act"), and we file reports and other information with the SEC.

You may read and copy any of the reports, statements, or other information we file with the SEC at its Public Reference Section at 100 F Street, N.E., Room 1580, Washington, D.C. 20549 at prescribed rates. Information on the operation of the Public Reference Room may be obtained by calling the SEC at 1-800-SEC-0330. The SEC also maintains a Web site at http://www.sec.gov that contains reports, proxy statements and other information regarding issuers that file electronically with the SEC. In addition, the Nasdaq Stock Market maintains a Web site at http://www.nasdaq.com that contains reports, proxy statements and other information filed by us.

Our internet address is www.hudsontech.com. We make available free of charge, on or through our web site, annual reports on Form 10-K, quarterly reports on form 10-Q, current reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. Information contained on our web site is not part of this prospectus.

This prospectus constitutes a part of a registration statement on Form S-3 that we have filed with the SEC under the Securities Act. This prospectus does not contain all of the information set forth in the registration statement, certain parts of which are omitted in accordance with the rules and regulations of the SEC. For further information about us and our securities we refer you to the registration statement and the accompanying exhibits and schedules. The registration statement may be inspected at the Public Reference Room maintained by the SEC at the address set forth in the first paragraph of this section. Statements contained in this prospectus regarding the contents of any contract or any other document filed as an exhibit are not necessarily complete. In each instance, reference is made to the copy of such contract or document filed as an exhibit to the registration statement, and each statement is qualified in all respects by that reference.

INFORMATION INCORPORATED BY REFERENCE

The SEC allows us to "incorporate by reference" into this prospectus the information we file with them. This means that we may disclose important information to you by referring you to other documents filed separately with the SEC. The information we incorporate by reference into this prospectus is legally deemed to be a part of this prospectus, except for any information superseded by other information contained in, or incorporated by reference into, this prospectus. Any statement contained in a document incorporated or deemed to be incorporated by reference into this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or any other subsequently filed document that is deemed to be incorporated by reference into this prospectus modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus. Our SEC File Number for documents we filed under the Exchange Act is 001-13412.The following documents filed by us with the SEC are hereby incorporated by reference in this prospectus:

    our annual report on Form 10-K (including the information incorporated by reference therein) for the fiscal year ended December 31, 2011;

    our quarterly report on Form 10-Q for the quarter ended March 31, 2012;

    our current report on Form 8-K filed with the SEC on June 28, 2012; and

    the description of our common stock contained in our registration statement on Form 8-A, filed with the SEC pursuant to Section 12(g) of the Exchange Act and all amendments or reports filed by us for the purpose of updating those descriptions.

All reports and other documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act (i) after the date of the initial registration statement and before effectiveness of the registration statement and (ii) after the date of this prospectus and prior to the termination of this offering also shall be deemed to be incorporated by reference in this prospectus and to be part hereof from the dates of filing of such reports and other documents; provided, however, that we are not incorporating any information furnished under either Item 2.02 or Item 7.01 of any Current Report on Form 8-K.

We hereby undertake to provide without charge to each person, including any beneficial owner, to whom a copy of this prospectus is delivered, upon written or oral request of any such person, a copy of any and all of the information that has been or may be incorporated by reference in this prospectus, other than exhibits to such documents, unless the exhibits are specifically incorporated by reference into the documents that this prospectus incorporates. Requests for such copies should be directed to our corporate secretary, at the following address or by calling the following telephone number:

Hudson Technologies, Inc.

P.O. Box 1541

One Blue Hill Plaza

Pearl River, NY 10965

Telephone: (845) 735-6000

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The expenses payable by the Registrant in connection with the issuance and distribution of the securities being registered (estimated except for the SEC Registration fee) are as follows:
SEC Registration Fee	$ 348.25
Accounting Fees and Expenses	$ 10,000.00
Legal Fees and Expenses	$ 20,000.00
Miscellaneous Expenses	$ 4,651.75
Total	$ 35,000.00

Item 15. Indemnification of Directors and Officers

The New York Business Corporation Law (Sections 721 through 726) permits a corporation to indemnify any of its directors and officers for acts performed in their capacities, subject to certain conditions. Paragraph 3 of the Certificate of Incorporation of the Registrant provides that a director shall not be liable to the Registrant or its shareholders for damages for any breach of duty in such capacity except for liability if a judgment or other final adjudication adverse to the director establishes that his or her acts or omissions were in bad faith or involved intentional misconduct or a knowing violation of law or that the director personally gained a financial profit or other advantage to which he or she was not legally entitled or that the director's acts violated Section 719 of the New York Business Corporation Law. Section 17 of Article III of the Registrant's Amended and Restated By-Laws provide for indemnification of directors and officers to the fullest extent permitted by the New York Business Corporation Law.

Item 16. Exhibits

The following exhibits are filed herewith:

Number Exhibit Title

4.1 Certificate of Incorporation and Amendment. (1)

4.2 Amendment to Certificate of Incorporation, dated July 20, 1994. (1)

4.3 Amendment to Certificate of Incorporation, dated October 26, 1994. (1)

4.4 Certificate of Amendment of the Certificate of Incorporation dated March 16, 1999. (2)

4.5 Certificate of Correction of the Certificate of Amendment dated March 25, 1999. (2)

4.6 Certificate of Amendment of the Certificate of Incorporation dated March 29, 1999. (2)

4.7 Certificate of Amendment of the Certificate of Incorporation dated February 16, 2001. (3)

4.8 Certificate of Amendment of the Certificate of Incorporation of Hudson Technologies, Inc., dated March 20, 2002. (4)

4.9 Amendment to Certificate of Incorporation dated January 3, 2003. (5)

4.10 Amended and Restated By-Laws adopted July 29, 2011. (6)

5 Opinion of Blank Rome LLP.

23.1 Consent of BDO USA, LLP.

23.2 Consent of Blank Rome LLP (included in Exhibit 5).

24 Power of Attorney (included on the signature page of the Registration Statement).

(1) Incorporated by reference to the comparable exhibit filed with the Registrant's Registration Statement on Form SB-2 (No. 33-80279-NY).

(2) Incorporated by reference to the comparable exhibit filed with the Company's Quarterly Report on Form 10-QSB for the quarter ended June 30, 1999.

(3) Incorporated by reference to the comparable exhibit filed with the Company's Report on Form 10-KSB for the year ended December 31, 2000.

(4) Incorporated by reference to the comparable exhibit filed with the Company's Report on Form 10-KSB for the year ended December 31, 2001.

(5) Incorporated by reference to the comparable exhibit filed with the Company's Report on Form 10-KSB for the year ended December 31, 2002.

(6) Incorporated by reference to the comparable exhibit filed with the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 2011.

Item 17. Undertakings

The undersigned Registrant hereby undertakes:

(a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

(iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs a(i), (ii) and (iii) do not apply if the registration statement is on Form S-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(b) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(d) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) If the Registrant is relying on Rule 430B:

(A) Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.  Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(e) If the Registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(f) That, for the purpose of determining liability of a Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pearl River, State of New York, on the 29th day of June, 2012.

HUDSON TECHNOLOGIES, INC.
/s/ KEVIN J. ZUGIBE_________________
Kevin J. Zugibe,
Chairman and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signatures appears below constitutes and appoints Kevin J. Zugibe, Stephen P. Mandracchia and Brian F. Coleman and each of them, his or her true and lawful attorney-in-fact and agent, with full power and substitution and resubstitution, for him or her or its and in his or her name, place and stead, in any and all capacities to sign any and all amendments (including, without limitation, post-effective amendments) to this Registration Statement and any registration statement filed under Rule 462 under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:
Name	Title	Date
/s/ KEVIN J. ZUGIBE
Kevin J. Zugibe	Chairman of the Board and Chief Executive Officer (Principal Executive Officer)	June 29, 2012
/s/ JAMES R. BUSCEMI
James R. Buscemi	Chief Financial Officer (Principal Financial and Accounting Officer)	June 29, 2012
/s/ VINCENT P. ABBATECOLA
Vincent P. Abbatecola	Director	June 29, 2012
/s/ BRIAN F. COLEMAN
Brian F. Coleman	Director and President and Chief Operating Officer	June 29, 2012
/s/ DOMINIC J. MONETTA
Dominic J. Monetta	Director	June 29, 2012
/s/ OTTO C. MORCH
Otto C. Morch	Director	June 29, 2012

EXHIBIT INDEX

Number Exhibit Title

4.1 Certificate of Incorporation and Amendment. (1)

4.2 Amendment to Certificate of Incorporation, dated July 20, 1994. (1)

4.3 Amendment to Certificate of Incorporation, dated October 26, 1994. (1)

4.4 Certificate of Amendment of the Certificate of Incorporation dated March 16, 1999. (2)

4.5 Certificate of Correction of the Certificate of Amendment dated March 25, 1999. (2)

4.6 Certificate of Amendment of the Certificate of Incorporation dated March 29, 1999. (2)

4.7 Certificate of Amendment of the Certificate of Incorporation dated February 16, 2001. (3)

4.8 Certificate of Amendment of the Certificate of Incorporation of Hudson Technologies, Inc., dated March 20, 2002. (4)

4.9 Amendment to Certificate of Incorporation dated January 3, 2003. (5)

4.10 Amended and Restated By-Laws adopted July 29, 2011. (6)

5 Opinion of Blank Rome LLP.

23.1 Consent of BDO USA, LLP.

23.2 Consent of Blank Rome LLP (included in Exhibit 5).

24 Power of Attorney (included on the signature page of the Registration Statement).

(1) Incorporated by reference to the comparable exhibit filed with the Registrant's Registration Statement on Form SB-2 (No. 33-80279-NY).

(2) Incorporated by reference to the comparable exhibit filed with the Company's Quarterly Report on Form 10-QSB for the quarter ended June 30, 1999.

(3) Incorporated by reference to the comparable exhibit filed with the Company's Report on Form 10-KSB for the year ended December 31, 2000.

(4) Incorporated by reference to the comparable exhibit filed with the Company's Report on Form 10-KSB for the year ended December 31, 2001.

(5) Incorporated by reference to the comparable exhibit filed with the Company's Report on Form 10-KSB for the year ended December 31, 2002.

(6) Incorporated by reference to the comparable exhibit filed with the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 2011.